Exhibit 99.1
From:	Hifn, Inc.
	750 University Avenue	(HIFN LOGO)
Los Gatos, CA 95032

Contact:	William R. Walker, Vice President and Chief Financial Officer
408-399-3537
wwalker@hifn.com

Hifn Accelerates Vesting of Underwater Options

        LOS GATOS, Calif., August 26, 2005 – Hifn™ (NASDAQ: HIFN) announced today that on August 23, 2005, the Company’s Board of Directors approved accelerating the vesting of approximately 1,025,000 unvested, “out-of-the-money” stock options awarded to employees and officers under its 1996 Equity Incentive Plan and 2001 Nonstatutory Stock Option Plan. Options held by non-employee directors were excluded from the vesting acceleration. The accelerated options have exercise prices ranging from $7.22 to $18.58, and a weighted average exercise price of $9.69. As a condition of the acceleration, and to avoid any unintended personal benefits to the Company’s executive officers, the Company also imposed a holding period on shares underlying the accelerated options held by its executive officers. This holding period requires all such optionees to refrain from selling any shares acquired upon the exercise of the accelerated options until the date on which such shares would have vested under the options’ original vesting terms.

        The primary purpose of the accelerated vesting is to enable the Company to avoid recognizing future compensation expense associated with the accelerated stock options upon the effectiveness of FASB Statement No. 123R, “Share-Based Payment,” (“SFAS 123R”). In addition, because these options have exercise prices in excess of current market values and are not fully achieving their original objectives of incentive compensation and employee retention, the acceleration may have a positive effect on employee morale and retention. The Company expects the acceleration to reduce the stock option expense it otherwise would be required to record pursuant to SFAS 123R beginning in October 2005 by approximately $4.98 million on a pre-tax basis. The Company’s Board of Directors believes, based on its consideration of this potential expense savings and the current intrinsic and perceived value of the accelerated stock options, that the acceleration is in the best interests of the Company and its shareholders.

Hifn Accelerates Vesting of Underwater Options	Page 2

About Hifn

        Hifn, Inc. of Los Gatos, California makes integrated circuits and software for network infrastructure developers. Hifn combines network processing, security, compression, content search and flow classification technology into solutions for complex packet management. Many of the major network equipment manufacturers use Hifn’s patented technology to improve packet processing. More information on the company is available from the company’s SEC filings. Additional product information can be obtained from the Hifn website at http://www.hifn.com. Hifn is traded on the NASDAQ National Market under the symbol HIFN.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, statements regarding the projected impact of SFAS 123R and the effect of accelerating “underwater” options and the incentive and retention value of the options are forward-looking statements within the meaning of the Safe Harbor that may cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to: our use of a different valuation methodology and the possibility that subsequent pronouncements or interpretations of the FASB or other regulatory bodies may alter the accounting treatment prescribed for stock options. These and other risks are detailed from time to time in Hifn’s filings with the Securities and Exchange Commission. Hifn expressly disclaims any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Hi/fn® is a registered trademark of hi/fn, inc. Hifn is a trademark of hi/fn, inc.